Exhibit 99.1

Contact: Pete De Spain Vice President, Investor Relations & Corporate Communications (858) 792-3729 pdespain@meipharma.com

MEI Pharma Appoints Dr. Christine White as Chairman of the Board

San Diego – December 10, 2015 – MEI Pharma, Inc. (Nasdaq: MEIP), an oncology company focused on the clinical development of novel therapies for cancer, today announced the appointment of Christine White, MD, as Chairman of the Board of Directors. Dr. White joined the Company’s board in August 2010 and has served as its Lead Director since the retirement of former Chairman, Professor Bryan R.G. Williams, Ph.D., in January 2013.

“Christine is a highly experienced director who has demonstrated her skill at leading a board over the past two years as our Lead Director,” said Daniel P. Gold, Ph.D., President and Chief Executive Officer of MEI Pharma. “Her role in the clinical development, regulatory approval and commercialization of the blockbuster cancer drug Rituxan®, coupled with her years of hands-on experience treating patients as a clinical oncologist, continue to offer a valuable perspective to our board and management team as we prepare for the initiation of our Phase III study of Pracinostat and beyond.”

Dr. White spent nearly a decade with Biogen Idec from 1996 to 2005, most recently as Senior Vice President of Global Medical Affairs. Previously, she served as Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego and in the Department of Medicine at Scripps Memorial Hospitals in La Jolla and Encinitas, California, most recently as Chairman. Dr. White has served as a member of the board of directors of Arena Pharmaceuticals, a commercial-stage biopharmaceutical company, since 2006. She previously served as a member of the board of directors at Genoptix Medical Laboratory until its acquisition by Novartis in 2011, Monogram Biosciences until its acquisition by LabCorp in 2009 and Pharmacyclics (now Abbvie). Dr. White earned her B.A. in Biology and her M.D. from the University of Chicago. She is Board certified in both Internal Medicine and Medical Oncology.

“It has been a privilege to serve with my fellow directors over the past five years and I look forward to continuing that effort in this new role as Chairman,” said Dr. White. “This is a highly functioning and well-rounded board that draws from a wealth of experience in all facets of the drug development business. I am excited about MEI Pharma’s portfolio of clinical drug candidates and committed to working with our entire board and management team to realize their potential while building shareholder value.”

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a San Diego-based oncology company focused on the clinical development of novel therapies for cancer. The Company’s portfolio of drug candidates includes Pracinostat, a potential best-in-class, oral HDAC inhibitor that is expected to enter a Phase III registration study in combination with azacitidine for the treatment of elderly patients with newly diagnosed acute myeloid leukemia (AML) in the second half of 2016. The Company is also developing ME-344, a novel mitochondrial inhibitor that has shown evidence of clinical activity in refractory solid tumors, and ME-401 (formerly PWT143), a highly selective, oral PI3K delta inhibitor that is expected to enter a Phase Ib study for the treatment of B-cell malignancies in the first half of 2016. For more information, please visit www.meipharma.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.